Exhibit 10.4

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is entered into and made effective as of July 7, 2021, by and among Vinco Ventures, Inc., a Nevada corporation (the “Company”) and the investor listed on the signature page attached hereto (the “Holder”). Unless otherwise stated, capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the June Warrants (as defined below).

RECITALS

A. Pursuant to that certain Securities Purchase Agreement dated as of January 21, 2021 by and between the Company and the Holder, the Company sold to the Holder warrants (the “January Warrants”), representing the right to acquire shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

B. Pursuant to that certain Securities Purchase Agreement dated as of February 18, 2021 by and between the Company and the Holder, the Company sold to the Holder warrants (the “February Warrants”), representing the right to acquire shares of Common Stock.

C. Pursuant to that certain Warrant Exercise Agreement dated as of June 4, 2021 by and between the Company and the Holder (the “Warrant Exercise Agreement”), the Company issued to the Holder warrants (the “June Warrants”) to purchase shares of Common Stock (the “Common Stock”); and

D. Pursuant to Section 11 of the June Warrants, the Company and the Holder desire to amend the June Warrants pursuant to the terms and conditions of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	AMENDMENT TO THE JUNE WARRANTS. Section 19(c) of the June Warrants are hereby deleted in its entirety and replaced with the following (additions are indicated by bold underline blue font and deletions with strikethrough red font):

“(c) “Adjustment Date” means each date on which the Holder of this Warrant delivers an Exercise Notice (as defined in the January Warrants or the February Warrants) to the Company at any time and from time to time from and after the Subscription Date and on or prior to ~~July 7, 2021~~ August 9, 2021.”

2.	ACKNOWLEDGEMENTS. The Company and the Holder hereby acknowledge and agree that, as of the date of this Amendment:

a.	1,930,000 shares of Common Stock were issued to the Holder upon exercise of the January Warrants from and after June 4, 2021;

b.	13,968,188 shares of Common Stock were issued to the Holder upon exercise of the February Warrants from and after June 4, 2021; and

c.	the Maximum Eligibility Number under the June Warrants equals 27,821,829 shares of Common Stock. For the avoidance of doubt, such Maximum Eligibility Number remains subject to further adjustments pursuant to the terms and conditions set forth in the June Warrants (as amended hereby).

3.	REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder, and the Holder hereby represents and warrants to the Company, in each case, as of the date hereof that: (a) such Person is an entity duly organized and validly existing under the laws of the jurisdiction of its formation, has the requisite power and authority to execute and deliver this Amendment and to carry out and perform all of its obligations under the terms of this Amendment; (b) this Amendment has been duly executed and delivered on behalf of such Person, and this Amendment constitutes the valid and legally binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies; (c) the execution, delivery and performance by such Person of this Amendment and the consummation by such Person of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Person, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Person is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Person, except in the case of clause (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Person to perform its obligations hereunder.

4.	CLEANSING. On or before 8:30 a.m., New York City time, on the first Business Day following the delivery by the Holder of a written notice to the Company requesting to be cleansed (the “Cleansing Time”), the Company shall file one or more Current Reports on Form 8-K (collectively, the “Cleansing Document”) describing the terms of the transactions contemplated hereby and any other material, non-public information that the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents has provided to the Holder at any time prior to the Cleansing Time in the form required by the 1934 Act and attaching the form of this Amendment as an exhibit to any such Disclosure Document. From and after the Cleansing Time, the Company hereby acknowledges and agrees that the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of its officers, directors, affiliates, employees or agents, that is not disclosed in the Cleansing Document. The Company understands and confirms that the Holder and its Affiliates will rely on the foregoing in effecting transactions in securities of the Company.

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5.	CONTINUING EFFECTIVENESS; ENTIRE AGREEMENT. Except as expressly modified by this Amendment, the June Warrants shall remain in full force and effect in accordance with their terms. This Amendment shall be deemed an amendment to the June Warrants and shall become effective as of the date hereof. The terms of this Amendment amend and modify the June Warrants as if fully set forth in the June Warrants. As of the date hereof, (i) all references in the Warrant Exercise Agreement to the “June Warrants” shall refer to the June Warrants, as modified by this Amendment and (ii) all references in the June Warrants to “this Warrant” or “June Warrants,” as applicable, shall refer to the June Warrants, as modified by this Amendment. If there is any conflict between the terms, conditions and obligations of this Amendment and the Warrant Exercise Agreement or the June Warrants, this Amendment’s terms, conditions and obligations shall control. This Amendment constitutes the entire agreement between and among the parties hereto with respect to the subject matter hereof, and supersedes in their entirety all prior negotiations and agreements with respect to such subject matter, whether written or oral.

6.	GOVERNING LAW; SEVERABILITY. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. If any provision of this Amendment is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Amendment so long as this Amendment as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.	HEADINGS. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

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8.	ASSIGNABILITY. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

9.	COUNTERPARTS. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

VINCO VENTURES, INC.

By:
Name:
Title:

HUDSON BAY MASTER FUND LTD.

By:
Name:
Title:

[Signature Page to Amendment Agreement]